UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2015

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

9380 Judicial Drive

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 7, 2015, Sorrento Therapeutics, Inc. (the “Company”) and TNK Therapeutics, Inc. (“TNK”), a wholly-owned subsidiary of the Company, entered into a Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”) with CARgenix Holdings LLC (“CARgenix”) and the members of CARgenix (the “Members”) pursuant to which the Members sold all of their membership interests in CARgenix to TNK for: (1) a cash payment of $100, and (2) such number of shares of Class A common stock of TNK equal to $6,000,000 worth of TNK Class A common stock, subject to adjustment in certain circumstances, to be issued to the Members upon a financing for capital-raising resulting in gross proceeds (individually or in the aggregate) to TNK of at least $50,000,000 (a “Qualified Financing”). In the event a Qualified Financing does not occur by March 15, 2016 or TNK does not complete an initial public offering of shares of its capital stock by March 31, 2016, the Members shall receive an aggregate of 309,917 shares of common stock of the Company, subject to adjustment in certain circumstances. The Membership Interest Purchase Agreement further provides that 20% of the shares of TNK or the Company, as applicable, issuable to the Members shall be held in escrow to secure certain post-closing adjustment and indemnification rights of TNK for a period of 12 months following the closing of the transaction.

On August 7, 2015, the Company and TNK also entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with BDL Products, Inc. (“BDL”) and the stockholders of BDL Products, Inc. (“Stockholders”) pursuant to which the Stockholders sold all of their shares of capital stock in BDL to TNK for: (1) a cash payment of $100, and (2) such number of shares of Class A common stock of TNK equal to $6,000,000 worth of TNK Class A common stock, subject to adjustment in certain circumstances, to be issued to the Stockholders upon a Qualified Financing. In the event a Qualified Financing does not occur by March 15, 2016 or TNK does not complete an initial public offering of shares of its capital stock by March 31, 2016, the Stockholders shall receive an aggregate of 309,917 shares of common stock of the Company, subject to adjustment in certain circumstances. The Stock Purchase Agreement further provides that 20% of the shares of TNK or the Company, as applicable, issuable to the Stockholders shall be held in escrow to secure certain post-closing adjustment and indemnification rights of TNK for a period of 12 months following the closing of the transaction.

The foregoing summary is qualified in its entirety by the full text of the agreements described above, copies of which will be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in response to Item 1.01 of this Current Report on form 8-K is incorporated by reference in this Item 2.01. The closing of the transactions contemplated by the Membership Interest Purchase Agreement and the Stock Purchase Agreement occurred on August 7, 2015.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated August 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2015

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji
Name:	Henry Ji
Title:	President and Chief Executive Officer